NEWS BULLETIN	RE:	VHGI Holdings, Inc.
103 North Court Street
Sullivan, IN 47882

From:  VHGI Holdings, Inc.

For Further Information:    info@vhgiholdings.com

Shareholder Relations – Communications   (812) 268-5459

FOR IMMEDIATE RELEASE

VHGI Holdings, Inc. announces the appointment of Michael E. Fasci as Chief Financial Officer.

Sullivan, IN, September 24, 2012 / VHGI Holdings, Inc. (OTC.QB: VHGI) announced today that on September 21, 2012 the Board of Directors unanimously approved the appointment of Mr. Michael E. Fasci as Chief Financial Officer.

Upon his appointment Mr. Fasci stated the following:

“I’m excited about the challenges that lie ahead during these exciting as well as critical times in the Company’s growth. Being an investor and a note holder myself in the company I can relate to the concerns of investors regarding the lack of communication from the Company during the last 6 months or so. In addition to immediately getting the Company’s SEC financial filings back to a timely status, we plan on contacting each of our valued note holders to discuss the status and plan of repayment. Our goal is to make the Company much more transparent to investors going forward so they can keep abreast of our progress. I can be contacted directly by email at mike@lilygroup.com with specific questions”.

“There have been many changes within the company in recent months which I believe have been very positive for the Company. My decision to accept the position of CFO was made after careful evaluation of the Company, its personnel, and specifically Mr. Rick Risinger the Company’s recently appointed CEO. While Rick may be new to the CEO position at VHGI Holdings, he is no stranger to The Landree Mine here in Sullivan. Rick has been working non-stop for years at the Lily Group to execute his plan to get the coal out of the ground and I look forward to helping him get that job done.”

“Everyone is aware of the difficulty the Company has had in the past in closing on the larger expected financing needed to keep the mine open and producing. The people that were engaged to deliver did not execute. While we are not out of the woods yet, the Company is working with lenders who have expressed a desire to be a part of this worthwhile venture. I hope our creditors will continue to work with us as we work our way to a much stronger financial position“.

“As a result of the many recent developments and changes within the Company, as well as some short-term bridge financing, I am pleased to report that effective today, the mine is open and is producing coal to fulfill our Indianapolis Power and Light contract. While success is never guaranteed, I believe that with the assets the Company has in both its people and the infrastructure at the mine, and with the help of our lenders and creditors, we can bring this project to fruition and make the mine the success that everyone originally envisioned.”

About VHGI Holdings, Inc., VHGI Coal, Inc., and Lily Group, Inc.

 VHGI Holdings, Inc. is a diverse company with assets and interests focusing on opportunities within the Healthcare Technology Industry, Precious Metals, Energy and Mining Markets. VHGI Coal and Lily Group are wholly-owned subsidiaries of VHGI Holdings, Inc., focusing on the coal mining industry.

"Safe Harbor" Statement:

The statements in the press release that relate to the company's expectations with regard to the future impact on the company's results from new products in development and any other statements not constituting historical facts are "forward-looking statements," within the meaning of and subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Since this information may contain statements that involve risk and uncertainties and are subject to change at any time, the company's actual results may differ materially from expected results. This document may contain forward-looking statements concerning the Company's operations, current and future performance and financial condition. These items involve risks, contingencies and uncertainties such as product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, the ability to consummate and integrate acquisitions, and other risks, contingencies and uncertainties detailed in the Company's SEC filings, which could cause the company's actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by these statements. The Company undertakes no obligation to revise any of these statements to reflect the future circumstances or the occurrence of unanticipated events.

Investors are invited to obtain information concerning our operations at http://www.vhgiholdings.com or by calling the Company at (812) 268-5459 or emailing mike@lilygroup.com.